Exhibit 5.1

2020 West El Camino Avenue, Suite 700 Sacramento, California 95833 Phone: 916.564.5400 Fax: 916-564-5444

January 31, 2023

Board of Directors

Entrepreneur Universe Bright Group

Suite 907, Saigao City Plaza Building 2,

No. 170, Weiyang Road

Xi’an, China

Re:	Entrepreneur Universe Bright Group Registration Statement on Form S-1 (File No. 333-269219)

Ladies and Gentlemen:

We have acted as special counsel to Entrepreneur Universe Bright Group, a Nevada corporation (the “Company”), in connection with the Company's registration statement on Form S-1 (File No. 333-269219) as amended, (the “Registration Statement”), initially filed on January 13, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by the selling stockholders of up to an aggregate of 140,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, to be sold by the selling stockholders in the manner as set forth in Registration Statement.

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed to be relevant. In conducting our examination, we assumed without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to all original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assume that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, in compliance with the securities laws of the states having jurisdiction thereof.

We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Shares, (ii) all Shares will be sold in the manner stated in the Registration Statement, and (iii) at the time of the offering, there will not have occurred any changes in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares.

Our opinion is limited solely to matters set forth herein. We express no opinion as to the law of any other jurisdiction other than the laws of the State of Nevada and the laws of the United States.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

ARIZONA • CALIFORNIA • COLORADO • CONNECTICUT • DELAWARE • FLORIDA • GEORGIA • ILLINOIS • INDIANA • KANSAS • KENTUCKY • LOUISIANA MARYLAND • MASSACHUSETTS • MINNESOTA • MISSOURI • NEVADA • NEW JERSEY • NEW MEXICO • NEW YORK • NORTH CAROLINA OHIO • OREGON • PENNSYLVANIA • RHODE ISLAND • TEXAS • UTAH • VIRGINIA • WASHINGTON • WASHINGTON D.C. • WEST VIRGINIA

Entrepreneur Universe Bright Group

January 31, 2023

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP

LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP www.lewisbrisbois.com